SUB-ITEM 77Q1(a)

                             COMPASS 2 AND COMPASS 3 VARIABLE ACCOUNTS

Master Amended and Restated By-Laws of Money Market Variable Account, High Yield Variable Account, Capital Appreciation Variable Account, Government Securities
Variable Account, Global Governments Variable Account, Total Return Variable Account, and Managed Sectors Variable Account, dated October 25, 2002, as revised January 21, 2004 were contained in Post-Effective Amendment No. 33 to the Registration Statement (File No. 2-79141) as filed with the Securities and Exchange Commission via EDGAR on February 27, 2004 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.